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                                                                       Exhibit e

                             DISTRIBUTION AGREEMENT


DATED:            January 2, 2001

BETWEEN:          COLUMBIA BALANCED FUND, INC.
                  an Oregon corporation
                  1301 SW Fifth Avenue, Portland, Oregon  97207         the Fund


AND:              PFPC DISTRIBUTORS, INC., a Massachusetts Corporation
                  3200 Horizon Drive
                  King of Prussia, PA 19406                      the Distributor


                  The Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended, (Investment Company Act). The Distributor is engaged principally in the business of distributing shares of the investment companies sponsored and managed by Columbia Funds Management Company (the Adviser), is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the Exchange Act), and is a member of the National Association of Securities Dealers, Inc. (NASD). The Fund desires the Distributor to act as a distributor in the public offering of its shares.

                  The parties agree as follows:

         1. DELIVERY OF FUND DOCUMENTS. The Fund shall make available promptly to the Distributor copies of any registration statements filed by it with the Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended, (Securities Act) or the Investment Company Act, together with any financial statements and exhibits included therein, and all amendments or supplements thereto.

         2. SALE OF SHARES. Subject to the provisions of Sections 3, 4, and 6 and to any minimum purchase requirements from time to time described in the Fund's prospectus, the Distributor is authorized to sell, as agent on behalf of the Fund, shares of the Fund's capital stock (Shares) authorized for issuance and registered under the Securities Act. The Distributor may also sell Shares under offers of exchange between and among the investment companies for which the Adviser acts as investment adviser (Columbia Funds) in accordance with the terms of the prospectus for the respective Columbia Funds. Sales will be made by the Distributor on behalf of the Fund by accepting unconditional orders to purchase Shares placed with the Distributor by investors, and purchases will be made by the Distributor only after acceptance by the Distributor of orders. The sales price to the public of Shares shall be the public offering price as defined in Section 5.


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         3.       SALE OF SHARES BY THE FUND. The Fund reserves the right to sell Shares to investors pursuant to applications received and accepted by the Fund or its transfer agent or any other lawful method. The Fund also reserves the right to issue Shares in connection with the merger or consolidation of any other investment company, trust, or personal holding company with the Fund or the Fund's acquisition by purchase or otherwise of all or substantially all of the assets of an investment company, trust, or personal holding company. Any right granted to the Distributor to accept orders for Shares, to make sales on behalf of the Fund, or to purchase Shares for resale will not apply to Shares issued in connection with the merger or consolidation of any other investment company with the Fund or its acquisition by purchase or otherwise of all or substantially all of the assets of any investment company, trust, or personal holding company, or substantially all of the outstanding shares or interests of any such entity, and this right shall not apply to shares that may be offered by the Fund to shareholders by virtue of their being shareholders of the Fund.

         4. SHARES COVERED BY THIS AGREEMENT. This Agreement relates to the issuance and sale of Shares that are duly authorized, registered, and available for sale by the Fund, including redeemed or repurchased Shares if and to the extent they may be legally sold and if, but only if, the Fund authorizes the Distributor to sell them.

         5. PUBLIC OFFERING PRICE. All Shares sold by the Distributor pursuant to this Agreement shall be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per share, as determined in the manner provided in the Fund's articles of incorporation or bylaws, as now in effect or as later amended (and as reflected in the Fund's then current prospectus), next after the order is accepted by the Distributor. The Distributor will process orders submitted by brokers for the sale of Shares at the public offering price exclusive of any commission charged by such broker to the customer.

         6. SUSPENSION OF SALES. If and whenever the determination of net asset value is suspended and until the suspension is terminated, no further orders for Shares shall be accepted by the Distributor except unconditional orders placed with the Distributor before it had knowledge of the suspension. In addition, the Fund reserves the right to suspend sales and the Distributor's authority to accept orders for Shares on behalf of the Fund if, in the judgment of the board of directors of the Fund, it is in the best interests of the Fund to do so. The suspension will continue for the period determined by the Board of Directors of the Fund. In that event, no orders to purchase Shares shall be processed or accepted by the Distributor on behalf of the Fund while the suspension remains in effect, except for Shares necessary to cover unconditional orders accepted by the Distributor before it had knowledge of the suspension, unless otherwise directed by the board of directors of the Fund.

         7. SOLICITATION OF ORDERS. In consideration of the rights granted to the Distributor under this Agreement, the Distributor will use its best efforts (but only in jurisdictions in which the Distributor may lawfully do so) to obtain from investors unconditional orders for Shares authorized for issuance by the Fund and registered under the Securities Act, provided that the Distributor may in its discretion reject any order to purchase Shares or cancel any sale if payment for any purchase order is not received in accordance with

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the terms of the prospectus. This does not obligate the Distributor to register or maintain its registration as a broker or dealer under the securities laws of any jurisdiction if, in the discretion of the Distributor, registration is not practical or feasible. The Fund shall make available to the Distributor at the expense of the Distributor the number of copies of the Fund's then effective prospectus as the Distributor reasonably requests. The Fund shall furnish to the Distributor copies of all information, financial statements, statements of additional information, and other papers the Distributor reasonably requests for use in connection with the distribution of Shares.

         8.       AUTHORIZED REPRESENTATIONS.

                  (a) The Fund is not authorized by the Distributor to give on behalf of the Distributor any information or to make any representations other than the information and representations contained in a registration statement or prospectus filed with the SEC under the Securities Act or the Investment Company Act covering Shares, as the registration statement and prospectus is amended or supplemented from time to time.

                  (b) The Distributor is not authorized by the Fund to give on behalf of the Fund any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a registration statement or prospectus filed with the SEC under the Securities Act or the Investment Company Act covering Shares, as the registration statement and prospectus is amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. This paragraph shall not be construed to prevent the Distributor from preparing and distributing tombstone and sales literature or other materials it deems appropriate. No person other than the Distributor is authorized to act as principal underwriter (as defined in the Investment Company Act) for the Fund.

         9. REGISTRATION AND SALE OF ADDITIONAL SHARES. The Fund agrees to register with the SEC an indefinite number of Shares pursuant to Rule 24f-2 under the Investment Company Act. The Fund will, in cooperation with the Distributor, take action necessary from time to time to qualify the Shares (registered or otherwise qualified for sale under the Securities Act) in any jurisdiction agreeable to the Distributor and Fund and to maintain such qualification.

         10.      EXPENSES.

                  (a) This Agreement shall not be considered to constitute an exclusive arrangement. The Distributor shall pay (or will enter into arrangements providing that persons other than the Distributor shall pay) all fees and expenses:

                           (i)  incurred in connection with its registration
as a broker or dealer or the registration or qualification of its officers, directors, or representatives under the laws of various jurisdictions; and

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                           (ii)  that, if otherwise borne by the Fund, would
cause the Fund to "be deemed to be acting as a distributor of securities of which it is the issuer, other than through an underwriter," pursuant to Rule 12b-1 under the Investment Company Act.

                           (b) The Fund shall pay all other fees and expenses
incurred by the Fund and not allocated to the Distributor pursuant to 10(a) above.

         11. CONFORMITY WITH LAW. The Distributor agrees that in selling Shares it shall conform in all respects with the laws of the United States and any jurisdiction in which the Shares are offered for sale by the Distributor pursuant to this Agreement and the rules and regulations of the NASD. The Fund agrees to notify Distributor of the issuance by the SEC of any stop order suspending the effectiveness of any registration statements filed by it, or the initiation of any proceedings for that purpose.

         12. INDEPENDENT CONTRACTOR. The Distributor shall be an independent contractor, and neither the Distributor nor any of its officers, directors, employees, or representatives is or shall be an employee of the Fund in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to its agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees, as such, under applicable statutes and agrees to pay all employee taxes thereunder.

         13.      INDEMNIFICATION.

                  (a) The Distributor agrees to indemnify and hold harmless theFund and each of its directors, officers, employees, and representatives and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act against any and all losses, liabilities, damages, claims, or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim, or expense and reasonable legal counsel fees incurred in connection therewith) to which the Fund or such directors, officers, employees, representatives, or controlling person may become subject under the Securities Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Distributor or any of Distributor's directors, officers, employees, or representatives or
(ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report, or other information covering Shares filed or made public by the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund by the Distributor. In no case (x) is the Distributor's indemnity in favor of the Fund or any person indemnified to be deemed to protect the Fund or such indemnified person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement or (y) is the Distributor to be liable under its indemnity

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agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent). Failure to notify the Distributor of any such claim, however, shall not relieve the Distributor from any liability the Distributor may have to the Fund or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this paragraph.

                  (b) The Distributor shall be entitled to participate, at its own expense, in the defense, or, if the Distributor elects, to assume the defense, of any suit brought to enforce any such claim, but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the Fund, to its directors, officers, employees, or representatives, or to any controlling person or persons, defendant or defendants, in the suit. If the Distributor elects to assume the defense of any such suit and retain such legal counsel, the Fund, its directors, officers, employees, representatives, or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, Distributor will reimburse the Fund, such directors, officers, employees, representatives, or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Distributor agrees to notify promptly the Fund of the commencement of any litigation or proceedings against it or any of its directors, officers, employees, or representatives in connection with the issue or sale of any Shares.

                  (c) The Fund agrees to indemnify and hold harmless the Distributor and each of its directors, officers, employees, and representatives and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act against any and all losses, liabilities, damages, claims, or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim, or expense and reasonable legal counsel fees incurred in connection therewith) to which the Distributor or such directors, officers, employees, representatives, or controlling person may become subject under the Securities Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Fund or any of Fund's directors, officers, employees, or representatives or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report, or other information covering Shares filed or made public by the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to Distributor by the Fund. In no case
(x) is the Fund's indemnity in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad

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faith, or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement or (y) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or person indemnified unless the Distributor or such person, as the case may be, shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent). Failure to notify the Fund of any such claim, however, shall not relieve the Fund from any liability which the Fund may have to the Distributor or any person against whom such action is brought otherwise than on account of the Fund's indemnity agreement contained in this paragraph.

                  (d) The Fund shall be entitled to participate, at its own expense, in the defense, or, if the Fund elects, to assume the defense, of any suit brought to enforce any such claim, but, if the Fund elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Fund and satisfactory to the Distributor, to its directors, officers, employees, or representatives, or to any controlling person or persons, defendant or defendants, in the suit. If the Fund elects to assume the defense of any such suit and retain such legal counsel, the Distributor, its directors, officers, employees, representatives, or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the Fund does not elect to assume the defense of any such suit, the Fund will reimburse the Distributor, such directors, officers, employees, representatives, or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Fund agrees to notify promptly the Distributor of the commencement of any litigation or proceedings against it or any of its directors, officers, employees, or representatives in connection with the issue or sale of any Shares.

         14. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective upon its execution (effective date) and, unless terminated as provided, shall remain in effect for two years from the date first set forth above (the date of its execution) and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the directors of the Fund who are not interested persons of the Distributor or of the Fund, cast in person at a meeting called for the purpose of voting on such approval, and by vote of the directors of the Fund or of a majority of the outstanding voting securities of the Fund. This Agreement may, on 60 days written notice, be terminated at any time, without the payment of any penalty, by the vote of a majority of the directors of the Fund who are not interested persons of the Distributor or the Fund, by a vote of a majority of the outstanding voting securities of the Fund, or by the Distributor. This Agreement will automatically terminate in the event of its assignment. In interpreting the provisions of this
Section 14, the definitions contained in Section 2(a) of the Investment Company Act (including the definitions of "interested person," "assignment," and "majority of the outstanding securities") shall be applied.

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         15.      AMENDMENT OF THIS AGREEMENT. This Agreement may be amended, waived, discharged, or terminated only by a written instrument signed by the party against which enforcement of the amendment, waiver, discharge, or termination is sought. If the Fund at any time deems it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made to comply with the recommendations or requirements of the SEC or other governmental authority or to obtain any advantage under state or federal tax laws and notifies the Distributor of the form of the amendment and the reasons therefor, and if the Distributor declines to assent to the amendment, the Fund may terminate this Agreement immediately without regard to the 60-day period referred to in Section 14. If the Distributor at any time requests that a change be made in the Fund's articles of incorporation or bylaws or in its methods of doing business to comply with any requirements of federal law or regulations of the SEC or of a national securities association of which the Distributor is or may be a member relating to the sale of Shares, and the Fund does not make such necessary change within a reasonable time, the Distributor may terminate this Agreement immediately without regard to the 60-day period referred to in Section 14.

         16. MISCELLANEOUS. It is understood and expressly stipulated that neither the shareholders of the Fund nor the directors of the Fund shall be personally liable hereunder. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the address set forth on the first page of this Agreement.


                                    COLUMBIA BALANCED FUND, INC.


                                    By:  JEFF B. CURTIS
                                       --------------------------
                                    Name:    Jeff B. Curtis
                                    Title:   President

                                    PFPC DISTRIBUTORS, INC.


                                    By:  GARY M. GARDNER
                                       -------------------------------
                                    Name:    Gary M. Gardner
                                    Title:   President


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